UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2014

Coty Inc.
(Exact Name of Registrant as Specified in its Charter)

DE	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2014, the Board of Directors (the “Board”) of Coty Inc. (the “Company”) granted Lambertus J.H. Becht, the Company’s Chairman of the Board and interim Chief Executive Officer, an award of 49,432 phantom units, in consideration of Mr. Becht’s increased responsibilities as interim Chief Executive Officer of the Company, the terms and conditions of which are set forth in the Non-Plan Phantom Unit Award Terms and Conditions (the “Terms and Conditions”). The award to Mr. Becht is outside of the Company’s Equity and Long-Term Incentive Plan. At the time of grant, the phantom units had a value of $1,000,000 based on the closing price of the Company’s Class A Common Stock on December 1, 2014, and each phantom unit has an economic value equivalent to one share of the Company’s Class A Common Stock. The phantom units will vest on the fifth anniversary of the grant date and, in the event of a change in control or Mr. Becht’s death or disability, the phantom units shall vest immediately. Within 30 days of the grant date, Mr. Becht will have the ability to elect whether to receive payment in respect of the phantom units in cash or shares of Class A Common Stock.

The preceding description of the Terms and Conditions is qualified in its entirety by reference to the full text of the Terms and Conditions, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Form of Non-Plan Phantom Unit Award Terms and Conditions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: December 5, 2014	By:	/s/ Jules P. Kaufman
	Name:	Jules P. Kaufman
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Form of Non-Plan Phantom Unit Award Terms and Conditions